Exhibit 21.1
Subsidiaries of Sensata Technologies Holding N.V.

Name	Jurisdiction of Incorporation

Sensata Technologies B.V.	The Netherlands

Sensata Technologies Intermediate Holding B.V.	The Netherlands

Sensata Technologies Japan Limited	Japan

Sensata Technologies Malaysia Sdn. Bhd.	Malaysia

Sensata Technologies Korea Limited	Korea

Sensata Technologies Holland B.V.	The Netherlands

Sensata Technologies Holding Company Mexico, B.V.	The Netherlands

Sensata Technologies de México, S. de R.L. de C.V.	Mexico

Sensata Technologies de Aguascalientes, S. de R.L. de C.V.	Mexico

Sensata Technologies Finance Company, LLC	United States

Sensata Technologies Holding Company, U.S., B.V.	The Netherlands

Sensata Technologies, Inc.	United States

Sensata Technologies India Private Limited	India

Sensata Technologies Singapore Pte. Ltd.	Singapore

Sensata Technologies Taiwan Co., Ltd.	Taiwan

Sensata Technologies Hong Kong, Limited	Hong Kong

Sensata Technologies Baoying Co., Ltd.	China

Sensata Technologies Spain, S.L.	Spain

Sensata Technologies Germany GmbH	Germany

Sensata Technologies Sensores e Controles do Brasil Ltda.	Brazil

Sensata Technologies Changzhou Co., Ltd.	China

Sensata Technologies China Co., Ltd.	China

Sensata Technologies Italia S.r.L.	Italy

Control Devices, Inc.	United States

CDI Netherlands B.V.	The Netherlands

Sensata Technologies France SAS	France

Sensata Technologies Holding Company UK	United Kingdom

Sensata Technologies Limited	United Kingdom

FTCP Bermuda Ltd.	Bermuda

Sensata Technologies Dominicana, S.r.L.	Dominican Republic

Sensata Technologies US, LLC	United States

Sensata Technologies US II, LLC	United States

Sensata Technologies US Cooperatief U.A.	The Netherlands

Sensata Technologies Bermuda Ltd.	Bermuda

Sensata Technologies (Europe) Limited	United Kingdom

Sensata Technologies Mex Distribution, S.A. de C.V.	Mexico

Airpax Electronics (Shanghai) Co., Ltd.	China

Name	Jurisdiction of Incorporation

Sensata Technologies Co-op. Holding B.V.	The Netherlands

Sensata Technologies Holding Cooperatief U.A.	The Netherlands

Sensata Technologies Automotive Sensors (Shanghai) Co., Ltd.	China

Sensor-Nite N.V.	Belgium

Sensata Technologies Bulgaria EOOD	Bulgaria

Sensor-Nite Chengdu Co. Ltd.	China

Sensata Technologies Management China Co., Ltd.	China

Wabash Technologies Limited	United Kingdom

Wabash Technologies Chongqing Limited	China

Wabash Technologies de Mexico Technologies S. de R.L. de C.V.	Mexico

Sensata Technologies GmbH	Germany

DeltaTech Controls (Shanghai) Company Limited	China

DeltaTech Controls (Hong Kong) Company Limited	Hong Kong

ST Schrader Holding Company UK Limited	United Kingdom

ST August Lux Company S.á.r.l.	Luxembourg

ST August Lux Intermediate Holdco S.á.r.l.	Luxembourg

August Lux Holding Company S.á.r.l.	Luxembourg

August Lux UK Holding Company S.á.r.l.	Luxembourg

August Brazil Holding Company S.á.r.l.	Luxembourg

August France Holding Company S.A.S.	France

August UK HoldCo Limited	United Kingdom

August U.S. Holding Company, Inc.	United States

Schrader International Brasil Ltda.	Brazil

Schrader SAS	France

Schrader-Bridgeport International, Inc.	United States

Schrader, LLC	United States

Schrader Electronics Limited	United Kingdom

Swindon Silicon Systems Limited	United Kingdom

Schrader Electronics, Inc.	United States

Schrader Engineered Products (Kunshan) Co. Ltd.	China

Schrader International GmbH	Germany

Sensata Finance Ireland Limited	Ireland

Sensata Technologies Poland Sp, z.o.o	Poland

STI Holdco, Inc.	United States

Sensata Technologies Sensors (Changzhou) Co., Ltd	China

Sensata Finance Ireland Limited II	Ireland

Sensata Technologies UK Financing Co., plc	United Kingdom

BEI North America, LLC	United States

BEI Sensors SAS	France

Crydom SSR Limited	United Kingdom

Crydom, Inc.	United States

Custom Sensors & Technologies de Mexico S.A. de C.V.	Mexico

Custom Sensors & Technologies Newco Ltd.	United Kingdom
Name	Jurisdiction of Incorporation

Custom Sensors & Technologies Transportation de Mexico S.A. de C.V.	Mexico

Custom Sensors & Technologies US Corp.	United States

Custom Sensors & Technologies US LLC	United States

Custom Sensors & Technologies Inc.	United States

Kavlico Corporation	United States

Kavlico GmbH	Germany

Newall Electronics Inc.	United States

Newall Measurement Systems LTD	United Kingdom

ThinGap Holdings, LLC	United States